Laegacy

AeonCharge is building a personalized electric vehicle charging platform by increasing charger accessibility and allowing users to design our network by request charging locations.


AEONCHARGE

Invest

$99.20 minimum investment

Deadline January 18, 2021
in 2 months

Share Price
$0.62

Total Raised
$0

Valuation
$4,043,478

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

AeonCharge is building a platform for electric vehicle owners to fulfill their charging needs by providing a network of charging stations. Our target audience is electric vehicle owners in general.

We are creating an electric vehicle (EV) charging platform that focuses on increasing charger accessibility by allowing users to easily search, plan, and book chargers from multiple network providers. Aeoncharge also strives to personalize the charging network by allowing users to request charging locations. These ultimately improve the convenience of EV charging for EV owners.

DEAL HIGHLIGHTS

- Our goal is to create an inclusive charging experience that is compatible with all EVs by combining user customization with increased location offerings.
- What sets AeonCharge apart from other EV apps is our personalized model that allows users to use chargers from different providers from a single app and provide feedback by requesting charging locations. The app allows EV owners to open up their residential and public areas (e.g. business buildings, restaurants, highway rest areas, etc.) for others to use.
- AeonCharge offers the EV community access to charging points, while providing an opportunity to earn payments from their residential and public station investments.

PROBLEM



Problem

When we asked over 430 EV owners about their experiences, we identified two main problems that hindered the convenience for electric vehicle users:

- Lack of conveniently placed charging stations in both urban and suburban cities and towns.
- There is a confusing number of charging apps.

EV owners spend about 50 hours annually for planning and detouring. These inconveniences result in about two out of 10 EV owners returning to gas-fueled vehicles.

EV owners are forced to download multiple apps to accommodate for each users' geographic location.

SOLUTION

AeonCharge is creating a universal platform for users to locate, book, and pay charging stations efficiently from any network. Furthermore, EV drivers have the option to request locations based on their own preferences as well to improve the convenience of charging EVs. AeonCharge request-based chargers installation contains four easy steps for **users and hosts** to follow:

For **users**:

- User chooses location
- Wait for an approval
- Enjoy charging

For **hosts**:

- User requests a charging point
- Aeoncharge acquires permits from hosts (residential or public)
- Aeoncharge shoulder upfront costs
- Aeoncharge list locations on our platform

AeonCharge plans to market and improve multiple aspects for the electric vehicle driver. It plans to develop an app to find charging stations that will benefit the EV owners.

AeonCharge provides a platform for EV drivers to enjoy the benefit of booking, payment, and charging with one single app throughout the United States.Our app eliminates the issue of charging inconvenience through our model by building a community of electric vehicle owners who can easily find and utilize charging stations.

How it works



Solution



BUSINESS MODEL

Our revenue pipeline comes from commissions every time EV owners utilize our platform. We will take a $1.3 session fee plus 12.9% of the total transaction, which sustains ourselves for charger deployment, maintenance, and ensure price competitiveness to our competitors.


Business Model
Comissions
$
$1.3
session
%
12.9%
of transactions

Business model

MARKET

- $66.3M Total Available Market (TAM) in Midwest
- $603.64M TAM in the US
- $15.5 B TAM Global Market
- The market scope is for 2021 and it is growing every year at 32% CAGR

There is a need for AeonCharge on the electric vehicle market as the number of electric vehicles on the road in the U.S. has increased consistently from 2011 to 2020. In 2018, there were 1,000,000 EV drivers, and currently, in 2020 there are an estimated 1,600,000 EV drivers in the US.

Market


Million electric LDVs
300
250
200
150
100
50
0
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Range of OEMs declarations (estimate)
New Policies Scenario
EV30@30 Scenario

AeonCharge's market scope can be equated as:

Total Addressable Market = (# of EVs) x (Frequency) x (Costs / Charging)

Our marketing and sales plan over the next few months:

- October 2020
  - Introduction posts on social media platforms
  - Email marketing
  - Goal: 150 - 200 social media followers
  - Send a newsletter to organizations
- November 2020
  - Advertise certain features of the app on social media platforms
  - Showcase how to get involved (Join as a user or host/both)
  - Continue email marketing
  - Goal: 500 – 700 social media followers
- December 2020
  - Launch waitlist signups and start social media countdown to launch date
  - Push for as many emails + engagement possible through the waitlist
  - Convert email marketing contacts into waitlist signups
- January 2020
  - App launches on iOS and Android


Market Size 2021
$603.64M
TAM in the U.S
=
# of EV's
Frequency
Cost per Charging
*TAM: Total Addressable Market

Market size

PROGRESS

- 430+ interviews
- National Science Foundation Midwest funding
- One national competition award
- One international competition award
- $179,250 cash investment raised to date (valued at $2,04M)
- $40,000 service investment raised to date (valued at $2.04M)
- 37 prospective users
- 19 committed charging points
- Partnership with EnelX as a charger manufacturer
- Android and iOS mobile apps (in-progress, target: February 2021)

TEAM

Our team comes from different backgrounds and cultures. We focus on getting the right talent rather than picking friends to get on-board.



Alec Jansen

CEO/Co-founder

Alec's experiences include working in team settings for the Indianapolis Airport and the Indianapolis Colts. Alec brings critical skills, in technical information,technology (IT), and project management expertise to our organization.



Dwi Sutandar

Co-founder

Dwi has experience in technology and organizational leadership. He has published scholarly articles that have received multiple recognitions, as well as being an advisor for a semiconductor company in Indonesia. Dwi demonstrates an ability to lead an organization as the technical director and vice president of Solar Chapter, an international non-profit organization.

ADVISORS AND INVESTORS

Gary Heaton

President of Drive Electric Cincinnati

Jeffrey Miller

President of For Valley Electric Auto Association



Dr. Elizabeth Thompson
CEO and founder of Greater Lafayette Innovation



Dr. Matthew Lynall
Ex-VP of Ernst and Young

USE OF PROCEEDS

If the offering's maximum amount of $106,950 is raised:

Use	Value	% of Proceeds
Compensation for full-time marketing	$54,000	50.5%
Marketing expenses	$10,000	9.4%
Office spaces and supplies	$10,000	9.4%
Legal services	$3,000	2.8%
Accounting services	$600	0.6%
Netcapital fix cost	$5,000	4.7%
Software development	$15,828	14.8%
Operational Expenses	$3,281	3.1%
Intermediary fees	$5,241	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Laegacy Inc.. This offering must raise at least $10,000 by January 18, 2021 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Laegacy may issue additional securities to raise up to $106,950, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

6,694,239 shares

× $0.62 per share

$4,150,428 implied valuation

PITCH DECK



LAEGACY
The First Personalized EV Charging Network
An EV Charging Network from EV owners, by EV Owners, for EV owners
Dwi S. Sutandar
dsutandar@laegacy.com
+1(260)704-2938

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FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Instagram

UPDATES

Nov 16, 2020 • Primary offering of 172,500 shares at $0.62

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